EXHIBIT 10.4

EXECUTION VERSION

Loan and Security Agreement

(Loan to AutovaxID Investment LLC,

for Investment Through

St. Louis New Markets Tax Credit Fund-II, LLC

into a portion of Biovest International Inc.’s subsidiary, AutovaxID, Inc., qualifying as a QALICB under Section 45D of the Internal Revenue Code)

THIS LOAN AND SECURITY AGREEMENT (this “Agreement”), made as of December 8, 2006 (the “Effective Date”), by AutovaxID Investment LLC, a Missouri limited liability company (“Borrower”), having an office at 1015 Locust Street, Suite 1200, St. Louis, Missouri 63101, for the benefit of Biolender II, LLC, a Delaware limited liability company, its successors and/or assigns (“Lender”), having an office at 324 S. Hyde Park Ave., Suite 350, Tampa, Florida 33606.

RECITALS

WHEREAS, Borrower is the Investor Member of St. Louis New Markets Tax Credit Fund-II, LLC, a Missouri limited liability company (the “Company”), and the Company is governed by its Amended and Restated Operating Agreement dated as of December 8, 2006 (the “Company Operating Agreement”) (capitalized terms not otherwise defined herein shall have the definitions given them in the Operating Agreement);

WHEREAS, Borrower and Lender have agreed that Lender shall lend to Borrower, concurrently with the execution and delivery of this Agreement, the principal amount of up to Five Million Six Hundred Thousand Dollars ($5,600,000) (the “Leverage Loan”) evidenced by the Promissory Note from Borrower, as maker, to Lender, as payee, bearing interest and payable on the terms stated therein, dated concurrently with this Agreement (the “Note,” this Agreement and the Note being collectively referred to herein as the “Leverage Loan Documents”); and

WHEREAS, in order to secure the full payment and performance by Borrower of all of Borrower’s obligations, duties, expenses and liabilities under or in connection with the Leverage Loan Documents as they may be now or hereafter amended, modified or restated (such obligations, duties, expenses and liabilities under and in connection with the Leverage Loan Documents and all other sums of any kind which may or shall become due thereunder are collectively referred to herein as the “Obligations”), Borrower is entering into this Agreement for the benefit of Lender, as required by Lender as a condition of its funding the Leverage Loan.

NOW, THEREFORE, in consideration of the recitals, covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties hereby agree as follows:

1. Definitions.

(a) “Collateral” shall mean:

(i) All of Borrower’s right, title and interest in the Company, whether now owned or hereafter acquired, including, without limitation, its membership interest in the Company and its right to receive distributions, allocations and payments under the Operating Agreement, as it may be modified from time to time with the consent of Lender; and

(ii) All products and proceeds, whether cash or noncash, of any and all of the foregoing.

(b) “Event of Default” shall mean an event of default described in Section 10 hereof.

2. Conditions to Funding the Leverage Loan. The obligation of the Lender to enter into this Agreement and to fund the proceeds of the Leverage Loan is subject to the receipt by the Lender of, or the occurrence of, the following, all of which shall be satisfactory to the Lender and its counsel (collectively, the “Funding Conditions”):

(a) This Agreement, duly executed and delivered by the Borrower;

(b) The signed original of the Note duly completed, executed and delivered by the Borrower and dated as of the date hereof;

(c) A loan transaction opinion letter from Borrower’s counsel, in customary form and content for the lending industry, including, but not limited to, opinions that (i) Borrower has been duly formed, validly exists in good standing and has the power and authority to execute and deliver the Leverage Loan Documents and perform the Obligations and (ii) the Leverage Loan Documents are valid, binding on Borrower and enforceable against Borrower in accordance with their terms;

(d) a membership certificate of the Company issued in the name of the Borrower, evidencing a 99.99% membership interest of the Borrower as of the date hereof, accompanied by a duly executed assignment in blank, in form reasonably acceptable to the Lender;

(e) UCC-1 Financing Statements described in Section 4 hereof, if required, or any other instrument required to be executed and/or delivered by Borrower to perfect Lender’s security interest in the Collateral; and

(f) any other documents that the Lender may reasonably require.

3. Obligation to Fund the Leverage Loan. Upon satisfaction by Borrower of the Funding Conditions, Lender shall disburse to Borrower the proceeds of the Leverage Loan.

4. Pledge of Collateral and Grant of Security Interest. Borrower does hereby unconditionally and irrevocably assign, pledge, convey, transfer, deliver, set over and grant unto Lender, its successors and assigns, as security for Borrower’s complete and timely payment and performance of the Obligations, a continuing first priority security interest in the Collateral under the Uniform Commercial Code of the State of Delaware (being the state in which Borrower was organized). The certificates and other instruments representing or evidencing the Borrower’s membership interest in the Company shall be delivered to and held by the Lender, and shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Lender. Borrower hereby further grants to Lender all rights in the Collateral as are available to a secured party of such collateral under the Uniform Commercial Code of the State of Delaware and, concurrently herewith, shall deliver to Lender UCC-1 Financing Statements suitable for filing in the State of Missouri with respect to the Collateral, if required to be executed by Borrower to perfect Lender’s security interest therein, and agrees, upon request, to deliver any other documents which Lender may reasonably request with respect thereto.

5. Further Deliveries to Lender. Borrower agrees to execute and to cause all other necessary parties, and any successors and assigns thereof, to execute and deliver to Lender such other agreements, instruments and documentation as Lender may reasonably request from time to time to effect the conveyance, transfer, and grant to Lender of each and all of Borrower’s right, title and interest in and to the Collateral as security for the Obligations.

6. Proceeds and Products of the Collateral.

(a) Unless and until there occurs an Event of Default subject to the limitations in Section 11(b) hereof, Lender agrees to forbear in exercising its right to receive all benefits pertaining to the Collateral, and the Borrower shall be permitted to exercise all rights and to receive all benefits of the Collateral, including, without limitation, the right to exercise all voting, approval, consent and similar rights of Borrower pertaining to the Collateral, payments due under, proceeds, whether cash proceeds or noncash proceeds, and products of the Collateral and retain and enjoy the same, provided, however, that Borrower shall not cast any vote or give any approval, consent, waiver or ratification or take any action which would be inconsistent with or violate any provision of this Agreement.

(b) Borrower acknowledges and agrees with Lender that, unless Lender otherwise consents, in Lender’s sole discretion, Borrower shall not exercise any voting, approval, consent or other rights with respect to the Collateral at any time after (i) the occurrence of an Event of Default, subject to the limitations of Section 11(b) hereof, or (ii) the delivery of notice from Lender instructing Borrower not to exercise any such voting, approval, consent or other rights with respect to the Collateral; provided, however, that Borrower shall exercise any such right it may have under the Company Operating Agreement with respect to the business affairs of the Company as is reasonably necessary to protect and preserve the Collateral.

(c) Upon or at any time after the occurrence of an Event of Default, subject to the limitations of Section 11(b) hereof, Lender, at its option to be exercised in its sole discretion, may exercise all rights and remedies granted under this Agreement, including, without limitation, the right to require the obligors under the Collateral to make all payments due under and to pay all proceeds, whether cash proceeds or noncash proceeds, and products of the Collateral to Lender. Upon the giving of any required notice, the security constituted by this Agreement shall become immediately enforceable by Lender, without any presentment, further demand, protest or other notice of any kind, all of which are hereby expressly and irrevocably waived by Borrower. Borrower hereby authorizes and directs each respective obligor under the agreements constituting the Collateral, that upon receipt of written notice from Lender of an Event of Default by Borrower hereunder, to assign, set over, transfer, distribute, pay and deliver any and all Collateral or said payments, proceeds or products of the Collateral to Lender, at such address as Lender may direct, at such time and in such manner as Collateral and such payments, proceeds and products of the Collateral would otherwise be distributed, transferred, paid or delivered to Borrower. The respective obligors under the agreements constituting the Collateral shall be entitled to conclusively rely on such notice and make all such assignments and transfers of the Collateral and all such payments with respect to the Collateral and pay all such proceeds and products of the Collateral to Lender and shall have no liability to Borrower for any loss or damage Borrower may incur by reason of said reliance.

7. No Assumption. Notwithstanding any of the foregoing, whether or not an Event of Default shall have occurred, and whether or not Lender elects to foreclose on its security interest in the Collateral as set forth herein, neither the execution of this Agreement, receipt by Lender of any of Borrower’s right, title and interest in and to the Collateral and the payments, proceeds and products of the Collateral, now or hereafter due to Borrower from any obligor of the Collateral, nor Lender’s foreclosure of its security interest in the Collateral, shall in any way be deemed to obligate Lender to assume any of Borrower’s obligations, duties, expenses or liabilities under the Collateral or any agreements constituting the Collateral, as presently existing or as hereafter amended, or under any and all other agreements now existing or hereafter drafted or executed (collectively, “Borrower’s Liabilities”), unless Lender otherwise agrees to assume any or all of Borrower’s Liabilities in writing. In the event of foreclosure by Lender of its security interest in the Collateral, Borrower shall remain bound and obligated to perform its Borrower’s Liabilities and Lender shall not be deemed to have assumed any of Borrower’s Liabilities, except as provided in the preceding sentence. In the event the entity or person acquiring the Collateral at a foreclosure sale elects to assume Borrower’s Liabilities, such assignee shall agree to be bound by the terms and provisions of the applicable agreement.

8. Indemnification. (a) The Borrower agrees to pay or reimburse promptly the Lender for (i) all reasonable out-of-pocket costs and expenses incurred by it (including, without limitation, the reasonable fees and expenses of the Lender’s counsel) in connection with (A) any modification, supplement or waiver (or proposed modification, supplement or waiver) of any of the terms of this Agreement or any of the other Leverage Loan Documents, (B) any Default and any enforcement or collection proceedings resulting therefrom or in connection with the negotiation of any restructuring or “work-out” (whether or not consummated) of the Obligations, and (C) the enforcement of this Section 8; and (ii) all transfer, stamp, documentary or other similar taxes, assessments or charges levied by any Governmental Authority in respect of this Agreement or any of the other Leverage Loan Documents or any other document referred to herein or therein and all costs, expenses, taxes, assessments and other charges incurred in connection with any filing, registration, recording or perfection of any security interest contemplated by any of the Leverage Loan Documents or any other document referred to herein or therein.

(b) The Borrower hereby agrees to indemnify the Lender and each of its Affiliates and the respective directors, officers, employees, agents and advisors (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the reasonable fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of any Leverage Loan Document or any other agreement or instrument contemplated hereby, the performance by the parties to the Leverage Loan Documents of their respective obligations thereunder or the consummation of the transactions contemplated hereby, or (ii) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee. The indemnity obligation in this Section shall survive the repayment, satisfaction or discharge of the obligations under this Agreement.

9. Representations. Warranties and Covenants. In addition to the representations made by Borrower in the Operating Agreement, Borrower makes the following representations and warranties, which shall be deemed to be continuing representations and warranties in favor of Lender, and covenants and agrees to perform all acts necessary to maintain the truth and correctness, in all material respects, of the following:

(a) The Borrower is duly organized or formed, validly existing and in good standing under the Laws of the State of Delaware, has the legal power and authority to own its properties and to carry on its business as now being and hereafter proposed to be conducted. The Borrower is duly qualified and authorized to do business in each jurisdiction in which failure to be so qualified and authorized would have a material adverse effect.

(b) The Borrower is, and at the time of delivery of its membership certificate of the Company to the Lender pursuant to Section 4 hereof will be, the sole holder of record and the sole beneficial owner of the Collateral, free and clear of any lien, charge or encumbrance thereon or affecting the title thereto, except for the security interests created by this Agreement and any liens securing unpaid capital contribution obligations to the Company, other than the security interest in the Collateral pledged to Lender under Section 4 hereof. None of the Collateral is subject to any existing or subsequent assignment, claim, lien, pledge, transfer or other security interest of any character, or to any attachment, levy, garnishment or other judicial process or to any claim for set-off, counterclaim, deduction or discount.

(c) None of the Collateral has been issued or transferred in violation of the securities registration, securities disclosure or similar laws of any jurisdiction to which such issuance or transfer may be subject. The Borrower’s execution, delivery and performance of this Agreement and the pledge of the Collateral hereunder do not, directly or indirectly, violate in any material respect or result in a violation of any such laws. The Collateral shall at all times while this Agreement remains in effect constitute the entire membership interest of the Borrower in the Company.

(d) The only assets of the Borrower is the Collateral and the capital contributions from the Company to the Borrower. As of the date hereof, the Borrower has no Indebtedness other than the Leverage Loans and unpaid capital contribution obligations to the Company.

(e) None of the Collateral is, as of the date of this Agreement, margin stock, and the Borrower shall, promptly after learning thereof, notify the Lender of any of its Collateral which is or becomes margin stock and execute and deliver in favor of the Lender any and all instruments, documents and agreements (including, but not limited to Forms U-1) necessary to cause the pledge of such margin stock to comply with all applicable laws.

(f) No consent, approval, authorization or other order of any Person and no consent, authorization, approval, or other action by, and no notice to or filing with, any governmental authority, is required to be made or obtained by the Borrower either (i) for the pledge of its Collateral pursuant to this Agreement or for the execution, delivery or performance of this Agreement by the Borrower or (ii) for the exercise by the Lender of the voting or other rights provided for in this Agreement or the remedies in respect of the Collateral pursuant to this Agreement.

(g) To the best of the Borrower’s knowledge, information and belief, the pledge of the Collateral to the Lender pursuant to this Agreement will create a valid lien on and a perfected security interest in the Collateral pledged by the Borrower, and the proceeds thereof, securing the payment of the Obligations subject to no other lien, charge, encumbrance or security interest.

(h) This Agreement has been duly authorized, executed and delivered by the Borrower and constitutes the legal, valid and binding obligation of the Borrower enforceable in accordance with its terms.

(i) The Borrower has delivered to Lender true and complete copies of the Company Operating Agreement and any other agreements pertinent to the Collateral, and such agreements are currently in full force and effect and have not been amended or modified except as disclosed to Lender in writing.

(j) Borrower shall not, without the prior written consent of Lender, which consent may be granted or denied in Lender’s sole discretion, further convey, transfer, set over or pledge to any party any of its interests in the Collateral. Borrower agrees to (i) warrant and defend its title to the Collateral and the security interest created by this Agreement against all claims of all persons (other than Lender and persons claiming through Lender), and (ii) maintain and preserve the Collateral and such security interests.

(k) Borrower’s Employer Identification Number is 20-5953874 and its principal place of business is located at 1015 Locust Street, Suite 1200, St. Louis, Missouri 63101.

(l) Borrower agrees that it shall not, without at least thirty (30) days’ prior written notification to Lender, move or otherwise change its principal place of business.

(m) Borrower shall not exercise any voting rights, or give any approvals, consents, waivers or other ratifications in respect to the Collateral which would violate or contravene, or which would cause or otherwise authorize Borrower to violate or contravene, any provision of this Agreement.

(n) Borrower agrees that it shall not permit the Company to:

1.	perform any act in violation of the Company Operating Agreement or any applicable law or regulation thereunder;

2.	dissolve without the Consent of the Lender;

3.	file for Bankruptcy, merge or consolidate with any entity (except as authorized herein) or do any other act that would make it impossible to carry on the ordinary business of the Company;

4.	assign rights to specific Company property, other than pursuant to the furtherance of the Company purpose;

5.	permit the admission of any person to the Company without the Lender’s consent;

6.	perform any act that would subject the Lender to any liability in any jurisdiction;

7.	confess a judgment against the Company;

8.	enter into any business or activity unrelated to the purposes set forth in the Company’s operating agreement;

9.	take any action that would (i) cause the Company to lose its status as a Qualified Community Development Entity or (ii) cause a Recapture Event with respect to the Investor Member’s Qualified Equity Investment;

10.	sell, assign or otherwise transfer Company Property, as defined in the Company Operating Agreement, except as expressly permitted in the Company Operating Agreement;

11.	change the principal place of business of the Company;

12.	commingle the funds of the Company with those of any other person or entity except that use of a zero balance or clearing account shall not constitute a commingling of funds;

13.	sell at any one time or in a series of related transactions all or substantially all of the assets of the Company without the express consent of the Lender;

14.	cause the Company to incur any indebtedness other than as expressly permitted by the Company Operating Agreement;

15.	lend money to the managing member of the Company or any of its affiliates;

16.	redeem or purchase any interests in the Company without the consent of the Lender;

17.	employ any Person as an employee of the Company;

18.	reinvest any amounts received by the Company in payment of, or for, capital, equity or principal with respect to a Qualified Low Income Community Investment without the Lender’s Consent;

19.	modify or amend the purpose of the Company as set forth in Section 2.04 of the Company Operating Agreement; or

20.	engage in any contract for service unless such contract provides for: (i) all services to be rendered pursuant to a written contract that contains a clause allowing termination without penalty on sixty (60) days notice; and (ii) goods and services to be provided at a cost or the price no greater than that which would be charged for such goods or services by independent parties. Any loans made shall be made on commercially reasonable terms similar to those which would be received from an unaffiliated lender making the same loan under the circumstances.

10. Events of Default. Each of the following shall constitute an “Event of Default” hereunder:

(a) An event of default by Borrower shall have occurred under the Operating Agreement, and such default shall not have been cured within any applicable grace period provided therein;

(b) The Borrower shall fail to pay (i) any principal amount of the Note as and when due and payable (whether at stated maturity or otherwise), or (ii) any interest on the Note or any other amount payable under this Agreement or any of the other Leverage Loan Documents, in either case within fifteen (15) Business Days after such interest or other amount is due and payable;

(c) Any representation or warranty of the Borrower herein or in any other Leverage Loan Document proves to have been or will become incorrect or misleading, or any certificate or opinion furnished hereunder proves to have been incorrect or misleading as of the date it was delivered to the Lender;

(d) The Borrower shall default in the observance or performance of any term, covenant or agreement contained herein hereof, and such default shall continue unremedied for a period of thirty (30) days after notice thereof to the Borrower by the Lender;

(e) Any of the Leverage Loan Documents shall for any reason cease to be in full force and effect (other than in accordance with its terms), or be declared null and void or unenforceable in whole or in part, or the validity or enforceability of any of the Leverage Loan Documents shall be challenged or be denied by any party thereto (other than the Lender);

(f) Any judgment, decree, award or order for the payment of money in excess of $50,000 in the aggregate, shall be rendered against the Borrower and such judgment, decree, award or order shall continue unsatisfied and in effect for a period of thirty (30) consecutive days without being vacated, discharged, satisfied, or stayed or bonded pending appeal;

(g) The Borrower (i) shall not or shall be unable to, or shall admit in writing its inability to, pay its debts as such debts become due; or (ii) shall make a general assignment for the benefit of creditors, petition or apply to any tribunal for the appointment of a custodian, receiver, trustee or other similar official for it or a substantial part of its assets; or (iii) shall commence any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution, or liquidation law or statute of any jurisdiction, whether now or hereafter in effect; or (iv) shall have any such petition or application filed or any such proceeding commenced against it, in which an order for relief is entered or adjudication or appointment is made and which remains undismissed for a period of sixty (60) days or more; or (v) by any act or omission shall indicate its consent to, approval of, or acquiescence in any such petition, application, or proceeding, or order for relief, or the appointment of a custodian, receiver, trustee or other similar official for all or any substantial part of its properties; or (vi) shall suffer any such custodianship, receivership, or trusteeship to continue undischarged for a period of sixty (60) days or more; and

(h) There shall occur a development or event with respect to the Borrower that, in the opinion of the Lender, could reasonably be expected to have a material adverse effect.

11. Remedies.

(a) Upon the occurrence of an Event of Default, Lender may by giving notice of such Event of Default, at its option, do any one or more of the following, subject to the limitations of Section 11(b) hereof:

(i) Declare all of the Obligations secured hereby to be immediately due and payable, whereupon all unpaid principal and interest on said Obligations and other amounts declared due and payable shall become immediately due and payable without presentment, demand, protest or notice of any kind; and

(ii) Take possession of all or any of the Collateral, collect, and apply against the Obligations, all payments due, proceeds, whether cash proceeds or noncash proceeds, and products from any obligor under the agreements constituting the Collateral, that would otherwise be paid to Borrower; and

(iii) Either personally, or by means of a court-appointed receiver, take possession of all or any of the Collateral and exclude therefrom Borrower and all others claiming under Borrower, and thereafter exercise all rights and powers of Borrower with respect to the Collateral or any part thereof. In the event Lender demands, or attempts to take possession of any of the Collateral in the exercise of any rights under this Agreement, Borrower promises and agrees to promptly turn over and deliver complete possession thereof to Lender; and

(iv) Without notice to or demand upon Borrower, make such payments and do such acts as Lender may deem necessary to protect its security interest in the Collateral, including, without limitation, paying, purchasing, contesting or compromising any encumbrance, charge or lien which is prior to or superior to the security interest granted hereunder, and in exercising any such powers or authority to pay all expenses incurred in connection therewith; and

(v) Require Borrower to take all actions necessary to deliver such Collateral to Lender, or an agent or representative designated by it; and

(vi) Foreclose upon this Agreement as herein provided or in any manner permitted by law, and exercise any and all of the rights and remedies conferred upon Lender in any document executed by Borrower in connection with the Obligations secured hereby, either concurrently or in such order as Lender may determine; and sell or cause to be sold in such order as Lender may determine, as a whole or in part as Lender may determine, the Collateral, without affecting in any way the rights or remedies to which Lender may be entitled under the other such instruments; and

(vii) Sell or otherwise dispose of the Collateral at public sale, without having the Collateral at the place of sale, and upon terms and in such manner as Lender may determine. Lender may be a purchaser at any sale; and

(viii) Exercise any remedies of a secured party under the Uniform Commercial Code of the State of Missouri or any other applicable law; and

(ix) By delivering written notice to the Company and to Borrower, succeed, or designate its nominee or designee to succeed, to all right, title and interest of Borrower (including, without limitation, the right, if any, to vote on or take any action with respect to Company matters) as a member of the Company in respect of the Collateral. Borrower hereby irrevocably authorizes and directs the Company on receipt of any such notice (A) to deem and treat Lender or such nominee or designee in all respects as a member (and not merely an assignee of a member) of the Company, entitled to exercise all the rights, powers and privileges (including the right to vote on or take any action with respect to Company matters pursuant to the Operating Agreement, to receive all distributions, to be credited with the capital account and to have all other rights, powers and privileges appertaining to the Collateral to which Borrower would have been entitled had the Collateral not been transferred to Lender or such nominee or designee), and (B) to file an amended certificate of formation, if required, admitting Lender or such nominee or designee as a member of the Company in place of Borrower; and

(xi) The rights granted to Lender under this Agreement are of a special, unique, unusual and extraordinary character. The loss of any of such rights cannot reasonably or adequately be compensated by way of damages in any action at law, and any material breach by Borrower of any of Borrower’s covenants, agreements or obligations under this Agreement will cause Lender irreparable injury and damage. In the event of any such breach, Lender shall be entitled, as a matter of right, to injunctive relief or other equitable relief in any court of competent jurisdiction to prevent the violation or contravention of any of the provisions of this Agreement or to compel compliance with the terms of this Agreement by Borrower. Lender is absolutely and irrevocably authorized and empowered by Borrower to demand specific performance of each of the covenants and agreements of Borrower in this Agreement. Borrower hereby irrevocably waives any defense based on the adequacy of any remedy at law which might otherwise be asserted by Borrower as a bar to the remedy of specific performance in any action brought by Lender against Borrower to enforce any of the covenants or agreements of Borrower in this Agreement.

(b) FORBEARANCE. Notwithstanding anything to the contrary in this Agreement, the Lender hereby agrees for eighty-seven months following the execution date of this Agreement to forbear from exercising its remedies upon the occurrence of an Event of Default hereunder, so long as all available cash flow of the Borrower is being applied as required by its operating agreement in effect on the date hereof, and as amended from time to time.

(c) Unless the Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, Lender shall give Borrower at least ten (10) days’ prior written notice of the time and place of any public sale of the Collateral subject to this Agreement or other intended disposition thereof to be made. Such notice shall be conclusively deemed to have been delivered to Borrower at the address set forth in Section 9(d) hereof, unless Borrower shall notify Lender in writing of its change of its principal place of business and provide Lender with the address of its new principal place of business.

(d) The proceeds of any sale under Sections 11(a)(vi) and (vii) hereof shall be applied as follows:

(i) To the repayment of the costs and expenses of retaking, holding and preparing for the sale and the selling of the Collateral (including actual legal expenses and attorneys’ fees) and the discharge of all assessments, encumbrances, charges or liens, if any, on the Collateral prior to the lien hereof (except any taxes, assessments, encumbrances, charges or liens subject to which such sale shall have been made);

(ii) To the payment of the whole amount then due and unpaid of the Obligations;

(iii) To the payment of all other amounts then secured hereby; and

(iv) The aggregate surplus, if any, shall be paid to Borrower in a lump sum, without recourse to Lender, or as a court or competent jurisdiction may direct.

(e) Lender shall have the right to enforce one or more remedies under this Agreement, successively or concurrently, and such action shall not operate to estop or prevent Lender from pursuing any further remedy which it may have, and any repossession or retaking or sale of the Collateral pursuant to the terms hereof shall not operate to release Borrower until full payment of any deficiency has been made in cash.

(f) BORROWER ACKNOWLEDGES THAT LENDER MAY BE UNABLE TO EFFECT A PUBLIC SALE OF ALL OR ANY PART OF THE COLLATERAL AND MAY BE COMPELLED TO RESORT TO ONE OR MORE PRIVATE SALES TO A RESTRICTED GROUP OF PURCHASERS WHO WILL BE OBLIGATED TO AGREE, AMONG OTHER THINGS, TO ACQUIRE THE COLLATERAL FOR THEIR OWN ACCOUNT, FOR INVESTMENT AND NOT WITH A VIEW TO THE DISTRIBUTION OR RESALE THEREOF. BORROWER FURTHER ACKNOWLEDGES THAT ANY SUCH PRIVATE SALES MAY BE AT PRICES AND ON TERMS LESS FAVORABLE THAN THOSE OF PUBLIC SALES, AND AGREES THAT SUCH PRIVATE SALES SHALL BE DEEMED TO HAVE BEEN MADE IN A COMMERCIALLY REASONABLE MANNER AND THAT LENDER HAS NO OBLIGATION TO DELAY SALE OF ANY COLLATERAL TO PERMIT THE ISSUER THEREOF TO REGISTER IT FOR PUBLIC SALE UNDER THE SECURITIES ACT OF 1933. BORROWER AGREES THAT LENDER SHALL BE PERMITTED TO TAKE SUCH ACTIONS AS LENDER DEEMS REASONABLY NECESSARY IN DISPOSING OF THE COLLATERAL TO AVOID CONDUCTING A PUBLIC DISTRIBUTION OF SECURITIES IN VIOLATION OF THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE, AS NOW ENACTED OR AS THE SAME MAY IN THE FUTURE BE AMENDED, AND ACKNOWLEDGES THAT ANY SUCH ACTIONS SHALL BE COMMERCIALLY REASONABLE. IN ADDITION, BORROWER AGREES TO EXECUTE, FROM TIME TO TIME, ANY AMENDMENT TO THIS AGREEMENT OR OTHER DOCUMENT AS LENDER MAY REASONABLY REQUIRE TO EVIDENCE THE ACKNOWLEDGMENTS AND CONSENTS OF BORROWER SET FORTH IN THIS SECTION.

12. Attorneys’ Fees. Subject to Section 8, each of Borrower and Lender agrees to pay to the other, upon demand, reasonable attorneys’ fees and all costs and other expenses which the prevailing party expends or incurs in any dispute or litigation over any matters described in this Agreement, including but not limited to the collection, or defense against collection, of any amounts claimed to be payable by Borrower hereunder or in the enforcement of this Agreement against Borrower, whether or not suit is filed.

13. Further Documentation. Borrower hereby agrees to execute, from time to time, one or more financing statements and such other instruments as may be required to perfect the security interest created hereby, including any continuation or amendments of such financing statements, and pay the cost of filing or recording the same in the public records specified by Lender.

14. Waiver and Estoppel. Borrower represents and acknowledges that it knowingly waives each and every one of the following rights, and agrees that it will be estopped from asserting any argument to the contrary: (a) any promptness in making any claim or demand hereunder; (b) any defense that may arise by reason of the incapacity, lack of authority, death or disability of Borrower or the failure to file or enforce a claim against Borrower’s estate (in administration, bankruptcy or any other proceeding); (c) any defense based upon an election of remedies by Lender which destroys or otherwise impairs any or all of the Collateral; (d) the right of Borrower to proceed against Lender or any other person, for reimbursement; and (e) all duty or obligation of the Lender to perfect, protect, retain or enforce any security for the payment of amounts payable by Borrower hereunder.

TO THE FULLEST EXTENT PERMITTED BY LAW, EACH PARTY TO THIS AGREEMENT SEVERALLY, KNOWINGLY, IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY AND ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, SUIT OR COUNTERCLAIM BROUGHT BY ANY PARTY TO THIS AGREEMENT ARISING IN CONNECTION WITH, OUT OF OR OTHERWISE RELATING TO THIS AGREEMENT.

No delay or failure on the part of Lender in the exercise of any right or remedy against Borrower or any other party against whom Lender may have any rights, shall operate as a waiver of any agreement or obligation contained herein, and no single or partial exercise by Lender of any rights or remedies hereunder shall preclude other or further exercise thereof or other exercise of any other right or remedy whether contained in this Agreement or in any of the other documents regarding the Obligations, including without limitation the Operating Agreement. No waiver of the rights of Lender hereunder or in connection herewith and no release of Borrower shall be effective unless in writing executed by Lender. No actions of Lender permitted under this Agreement shall in any way impair or affect the enforceability of any agreement or obligation contained herein.

15. Independent Obligations. The obligations of Borrower are independent of the obligations of any other party which may be initially or otherwise responsible for performance or payment of the Obligations, and a separate action or actions for payment, damages or performance may be brought and prosecuted by Lender against Borrower, individually, for the full amount of the Obligations then due and payable, whether or not an action is brought against any other party, whether or not the Lender is involved in any proceedings and whether or not the Lender or the Borrower or other person is joined in any action or proceedings.

16. No Offset Rights of Borrower. No lawful act of commission or omission of any kind or at any time upon the part of Borrower shall in any way affect or impair the rights of the Lender to enforce any right, power or benefit under this Agreement, and no set-of recoupment, counterclaim, claim, reduction or diminution of any obligation or any defense of any kind or nature which Borrower has or may have against Lender or against any other party shall be available against Lender in any suit or action brought by Lender to enforce any right, power or benefit under this Agreement.

17. Power of Attorney. Borrower hereby authorizes Lender and appoints Lender as its attorney-in-fact to file, effective upon the occurrence of an Event of Default, on its behalf any financing statements, continuation statements or other documentation required to perfect or continue the security interest created hereby. This power, being coupled with an interest, shall be irrevocable until all amounts secured hereby have been paid, satisfied and discharged in full. Borrower acknowledges and agrees that the exercise by Lender of its rights under this Section 17 will not be deemed a satisfaction of any amounts owed Lender unless Lender so elects.

18. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. SUCH PARTIES FURTHER AGREE THAT IN THE EVENT OF DEFAULT, THIS AGREEMENT MAY BE ENFORCED IN ANY COURT OF COMPETENT JURISDICTION IN THE STATE OF DELAWARE AND THEY DO HEREBY SUBMIT TO THE JURISDICTION OF ANY AND ALL SUCH COURT REGARDLESS OF THEIR RESIDENCE OR WHERE THIS AGREEMENT MAY BE EXECUTED. THE PARTIES HERETO IRREVOCABLY WAIVE AND AGREE NOT TO ASSERT IN ANY PROCEEDING, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF ANY SUCH DELAWARE COURT, OR THAT SUCH PROCEEDING HAS BEEN COMMENCED IN AN IMPROPER OR INCONVENIENT FORUM.

19. Successors and Assigns. All agreements, covenants, conditions and provisions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties hereto.

20. Notices. Whenever any party hereto shall desire to, or be required to, give or serve any notice, demand, request or other communication with respect to this Agreement, each such notice, demand, request or communication shall be in writing and shall be effective only if the same is delivered by personal service (including, without limitation, courier or express service) or mailed certified or registered mail, postage prepaid, return receipt requested, or sent by telegram to the parties at the addresses shown throughout this Agreement or such other addresses which the parties may provide to one another in accordance herewith. If notice is sent to Lender, a copy of such notice shall also be given to Lender’s counsel. If notice is sent to Borrower, a copy of such notice shall also be given to Borrower’s counsel.

Notices delivered personally will be effective upon delivery to an authorized representative of the party at the designated address; notices sent by mail in accordance with the above paragraph will be effective upon execution by the addressee of the Return Receipt Requested form.

21. Severability. Every provision of this Agreement is intended to be severable. In the event any term or provision hereof is declared by a court of competent jurisdiction to be illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the legality or validity of the balance of the terms and provisions hereof, which terms and provisions shall remain binding and enforceable.

22. Amendment. This Agreement may be modified or rescinded only by a writing expressly relating to this Agreement and signed by all of the parties.

23. Termination. This Agreement shall terminate, and shall be of no further force or effect, and the Collateral shall be released from any lien hereunder, upon the earlier to occur of the performance in full of the Obligations of the Borrower or upon the mutual written consent of Borrower and Lender. Borrower and Lender shall cooperate in the preparation and filing of all required documents to terminate all UCC-1s that have been filed with respect to the security interest under this Agreement.

24. Usury Limitations. It is the intention of the Borrower and the Lender to conform strictly to applicable usury laws. Accordingly, notwithstanding anything to the contrary in this Agreement or the Note, amounts constituting interest under applicable law and contracted for, chargeable or receivable hereunder or under the Note shall under no circumstances, together with any other interest, late charges or other amounts which may be interpreted to be interest contracted for, chargeable or receivable hereunder or thereunder, exceed the maximum amount of interest permitted by law, and in the event any amounts were to exceed the maximum amount of interest permitted by law, such excess amounts shall be deemed a mistake and shall either be reduced immediately and automatically to the maximum amount permitted by law or, if required to comply with applicable law, be canceled automatically and, if theretofore paid, at the option of the Lender, be refunded to the Borrower or credited on the principal amount of the Note then outstanding.

25. Non-Recourse Obligation. Notwithstanding any other terms or provisions of this Agreement to the contrary, Borrower, its members, and its or their assigns shall have no personal liability for repayment of the Leverage Loan or any interest thereon or other charges in connection therewith, and Lender shall instead look solely to the Collateral for the satisfaction of such debt or liability if Borrower fails to make any payment thereof when due for any reason; provided, however, that (a) Borrower shall have given irrevocable directions (i) to the Company to pay to Borrower’s specified depository bank all cash distributions from the Company to Borrower, and (ii) to such depository bank to pay to Lender from such distributions required to pay Loan obligations, and (b) nothing herein shall be construed to waive any right or remedy Lender may have at law or in equity for damages arising in the event of fraud, intentional misrepresentation, other willful misconduct, or gross negligence by Borrower or any member of Borrower.

IN WITNESS WHEREOF, the parties hereto have executed this Loan and Security Agreement as of the date first above written.

Borrower:

AutovaxID Investment LLC, a Missouri limited liability company

	By:	St. Louis Development Corporation,
Its non-member manager

By:	/s/ Rodney Crim
Rodney Crim
Executive Director

Lender:

Biolender II, LLC, a Delaware limited liability company

	By:	Biovest International, Inc.,
Its member

By:	/s/ Steven Arikian
Name:	Steven Arikian, M.D.
Its:	Chairman and CEO